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                            TRIO-TECH INTERNATIONAL
                                 EXHIBIT  11.1
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                                  (unaudited)
                 (In Thousands, except Earnings per Share Data)

                                   SIX  MONTHS ENDED      THREE MONTHS ENDED
                                  -------------------     ------------------
                                   DEC. 29,  DEC. 30,  DEC. 29,  DEC. 30,
                                     1995      1994      1995      1994
                                   -------   -------   -------   -------

Net income                         $    318  $    223  $    198  $    188


Primary earnings per share:


  Weighted average number of
    common shares
       outstanding                    1,186     1,153     1,190     1,154

  Dilutive effect of stock
    options and warrants after
      application of treasury
        stock method
                                         82        22        72        32
                                   --------  --------  --------  --------


Number of shares used to compute
  primary earnings
    per share                         1,268     1,175     1,262     1,186
                                   ========  ========  ========  ========



Primary earnings per share:
   Earnings  per share             $   0.25  $   0.19  $   0.16  $   0.16
                                   ========  ========  ========  ========

Fully diluted earnings per share:


  Weighted average number of
    common shares
       outstanding                    1,186     1,153     1,190     1,154


  Dilutive effect of stock
    options and warrants after
       application of treasury
          stock method
                                         90        22        58        32
                                   --------  --------  --------  --------


Number of shares used to compute
  fully diluted
    earnings per share                1,276     1,175     1,248     1,186
                                   ========  ========  ========  ========

Fully diluted earnings per share:
    Earnings  per share            $   0.25  $   0.19  $   0.16  $   0.16
                                   ========  ========  ========  ========

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